                                                                  Exhibit 10.45


                                                                  Execution Copy

                             SUBSCRIPTION AGREEMENT

                                      among

                         NORTHEAST OPTIC NETWORK, INC.,
                            NEON COMMUNICATIONS, INC.

                                       and

                               EXELON CORPORATION

                          DATED AS OF NOVEMBER 23, 1999

                                TABLE OF CONTENTS

1.  Definitions; Accounting Terms..............................................2

    1.01.    Definitions.......................................................2

    1.02.    Accounting Terms..................................................6

2.  Delivery of the Exelon NEON Shares; Time and Place of Closing;
    Consideration for Exelon NEON Shares.......................................6

    2.01.    Delivery of the Exelon NEON Shares................................6

    2.02.    Time and Place of Closing.........................................6

    2.03.    Restrictions on Exelon NEON Shares................................7

    2.04.    Consideration for the Exelon NEON Shares..........................8

    2.05.    Certain Rights to Acquire Additional Shares.......................8

3.  Representations and Warranties of the NEON Entities........................9

    3.01.    Organization and Qualification....................................9

    3.02.    Authority Relative to This Agreement..............................9

    3.03.    Consents and Approvals; No Violation.............................11

    3.04.    NEON SEC Documents...............................................11

    3.05.    Legal Proceedings................................................12

    3.06.    Capital Stock Documents..........................................12

    3.07.    Shareholders Agreement; Corporate Governance Documents...........12

    3.08.    Other Contracts..................................................12

    3.09.    Exelon NEON Shares...............................................12

    3.10.    No Property or Business Activity other than for the
             Reorganization...................................................13

4.  Representations and Warranties of Exelon..................................13

    4.01.    Organization and Qualification...................................13

    4.02.    Authority Relative to this Agreement.............................13

    4.03.    Consents and Approvals...........................................13

    4.04.    Acquisition of Shares Solely for Investment......................14

5.  Covenants of the NEON Entities............................................14

    5.01.    Conduct of Business between the Date of the Agreement and the
             Closing Date.....................................................14

    5.02.    Deliver Exelon NEON Shares at Closing............................14

    5.03.    Directors' and Officers' Insurance...............................14

    5.04.    [Intentionally Omitted]..........................................15

    5.05.    Right of First Refusal...........................................15

    5.06.    [Intentionally Omitted]..........................................17

    5.07.    Pre-Closing Disclosure of Material Events........................17

    5.08.    Nasdaq Listing...................................................17

    5.09.    Tax Reporting....................................................17

    5.10.    Prohibited Actions Pending the Closing...........................17

    5.11.    Additional Actions Pending the Closing...........................19

    5.12.    Completion of the Reorganization.................................19

    5.13.    Survival of Certain Covenants....................................19

6.  Reimbursement of Reorganization Costs.....................................21

7.  Covenants of Exelon and NEON..............................................21

    7.01.    Consents and Approvals...........................................21

    7.02.    Further Assurances...............................................22

    7.03.    Public Statements................................................22

    7.04.    [Intentionally Omitted]..........................................22

    7.05.    Agreement Regarding Private Letter Ruling........................22

8.  Conditions Precedent to Closing...........................................22


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

    8.01.    Conditions Precedent to Exelon Obligations.......................22

    8.02.    Conditions Precedent to the NEON Entities' Obligations...........24

9.  Indemnification and Third Party Claims....................................25

    9.01.    Indemnification..................................................25

    9.02.    Third Party Claims Procedures....................................26

    9.03.    Other Remedies...................................................27

    9.04.    Limitation of Liability..........................................28

10. Alternative Transaction Structure.........................................28

    10.01.   Failure to Obtain Private Letter Ruling..........................28

    10.02.   References to NEON Entities......................................29

11. Termination...............................................................30

    11.01.   Mutual Termination...............................................30

    11.02.   Termination Date.................................................30

12. Miscellaneous Provisions..................................................30

    12.01.   Expenses.........................................................30

    12.02.   Amendment and Modification; Extension; Waiver....................30

    12.03.   Notices..........................................................30

    12.04.   Assignment; No Third Party Beneficiaries.........................31

    12.05.   Governing Law....................................................32

    12.06.   Counterparts.....................................................32

    12.07.   Interpretation...................................................32

    12.08.   Jurisdiction and Enforcement.....................................33

    12.09.   Entire Agreement.................................................33

    12.10.   Severability.....................................................33

    12.11.   Conflicts........................................................34


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

    12.12.   Guaranty of Exelon's Obligations.................................34

    12.13.   Force Majeure....................................................34

EXHIBITS

Exhibit 1.01(a)               Form of System Agreement

Exhibit 1.01(b)               Form of Registration Rights Agreement

Exhibit 8.01(d)(i)            Form of NEON Opinion of Counsel

Exhibit 8.01(d)(iv)           Form of Stockholders' Agreement

Exhibit 8.02(d)(i)            Form of Exelon Opinion of Counsel

Exhibit 10.01                 Form of Escrow Agreement

Exhibit A                     Form of Agreement and Plan of Merger


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

                                    PREAMBLE

      SUBSCRIPTION AGREEMENT (including the Exhibits hereto, the "Agreement"), dated as of November 23, 1999, between NEON COMMUNICATIONS, INC., a Delaware corporation ("NEON"), NORTHEAST OPTIC NETWORK, INC., a Delaware corporation and the sole stockholder of NEON ("Old NEON," and together with NEON, the "NEON Entities") and EXELON CORPORATION, a Pennsylvania corporation and a wholly-owned subsidiary of PECO Energy Company ("Exelon").

      WHEREAS the potential efficiencies and economies of scale, increased aggregate market and expanded geographic coverage makes a business arrangement integrating their separate systems attractive to the NEON Entities and Exelon;

      WHEREAS NEON desires to issue and Exelon desires to acquire the Exelon NEON Shares (as defined below) on the terms and conditions set forth in this Agreement;

      WHEREAS, in connection with the transactions contemplated by this Agreement, Old NEON has created NEON (a wholly-owned first-level subsidiary of Old NEON) and NEON has created NEON Acquisition, Inc. ("NEON Acquisition"), a Delaware corporation (a wholly-owned first-level subsidiary of NEON as well as a wholly-owned second-level subsidiary of Old NEON);

      WHEREAS, NEON was incorporated on November 22, 1999 and neither NEON nor NEON Acquisition owns any assets (other than, in the case of NEON, its ownership of NEON Acquisition) or has engaged in any business operations prior to the date of this Agreement nor, prior to the Closing Date, will either engage in any business operations other than as contemplated by this Agreement;

      WHEREAS in connection with the transactions contemplated by this Agreement, and for good business reasons, immediately prior to the consummation of the transactions contemplated by this Agreement, NEON's wholly owned subsidiary NEON Acquisition will have merged with and into NEON's sole stockholder, Old NEON, pursuant to Section 251(g) of the Delaware General Corporation Law, and the terms and conditions of an Agreement and Plan of Merger by and among NEON, NEON Acquisition and Old NEON dated as of the Closing Date (substantially in the form attached hereto as Exhibit A) with Old NEON being the surviving entity and a wholly-owned subsidiary of NEON (the "Reorganization");

      WHEREAS (i) Exelon will make the Exelon Cash Contributions (as defined below) and the Exelon In-Kind Capital Contributions (as defined below) and NEON will issue the Exelon NEON Shares (as defined below) (collectively, the "Exelon Contribution Transactions") and (ii) Consolidated Edison Communications, Inc., a New York corporation ("CEC") will make contributions of cash or cash-equivalent property to NEON to defray capital expenses pursuant to the terms of a System Agreement to be entered into among NEON, Old NEON and CEC, and NEON will issue to CEC certain shares of NEON Common Stock pursuant to a Subscription Agreement to be entered into among NEON, Old NEON and CEC (such transactions together with the Exelon Contribution Transactions, the "Contribution Transactions");

      WHEREAS for federal income tax purposes it is intended that the Reorganization and the Contribution Transactions (as defined below) qualify as exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS the NEON Entities and Exelon desire to establish certain other rights and duties with respect to one another on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the NEON Entities and Exelon agree as follows:

      1. Definitions; Accounting Terms.

            1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

      "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

      "Agreement" shall have the meaning set forth in the Preamble.

      "Alternative Investment Bank" shall have the meaning set forth in Section 10.01(f).

      "Business Day" means any day other than Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York are authorized or required by law or other action of a Governmental Authority to close.

      "CECD" means CEC Delaware, Inc., a Delaware corporation.

      "Closing"-- See Section 2.02.

      "Closing Date"-- See Section 2.02.

      "Code"-- See Preamble.

      "Confidentiality Agreements" means (i) that certain Nondisclosure Agreement dated as of September 8, 1998 by and between Old NEON and Exelon, as amended to date, (ii) that certain Confidentiality and Nondisclosure Agreement dated as of January

12, 1999 by and between PECO Energy Company (doing business as Exelon Communications), Consolidated Edison Company of New York, Inc. and Consolidated Edison Communications, Inc. and (iii) that certain Letter Agreement dated as of July 30, 1998 by and between Old NEON, Consolidated Edison Company of New York, Inc. and Consolidated Edison Communications, Inc.

      "Default Investment Bank" shall have the meaning set forth in Section 10.01(f).

      "Escrow Agent" means State Street Bank & Trust Company.

      "Escrow Agreement" means the Escrow Agreement to be entered into among NEON, Exelon Capital Partners and the Escrow Agent as of the Closing Date in the event that the Reorganization is abandoned pursuant to Section 10 of this Agreement, substantially in the form attached as Exhibit 10.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "Exelon Capital Partners" means Exelon Capital Partners, Inc., a Delaware corporation.

      "Exelon Cash Contributions" means the contributions of cash or cash-equivalent property to be made by Exelon to NEON to defray capital expenses as required by the Exelon System Agreement.

      "Exelon Contribution Transactions" means collectively the Exelon Cash Contributions, the Exelon In-Kind Capital Contributions and the issuance by NEON of the Exelon NEON Shares.

      "Exelon In-Kind Capital Contributions" means any in-kind contributions of property (other than cash or cash-equivalents) to be made by Exelon to NEON as contemplated by the Exelon System Agreement.

      "Exelon NEON Shares" shall mean 2,106,625 shares of NEON Common Stock, which is equal to 1.25 x 9.25% x number of shares outstanding on a fully-diluted basis on the date of this Agreement (which does not include shares authorized but unissued under NEON's option plans on such date). The percentage of shares of NEON Common Stock and the absolute number of shares of NEON Common Stock to which Exelon shall be entitled shall not be affected by the public trading price for NEON Common Stock.

      "Exelon Opinion of Counsel" means the opinion of Dilworth Paxson LLP, counsel to Exelon, dated as of the Closing Date, substantially in the form set forth in Exhibit 8.03(d).


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

      "Exelon Required Regulatory Approvals" means the filing and waiting period requirements relating to the HSR Act and any other consents or approvals necessary to grant the rights under the System Agreement in the NEON Fibers (as defined in the System Agreement).

      "Final Termination Date" shall have the meaning set forth in Section
11.02.

      "Force Majeure" shall have the meaning set forth in Section 12.13.

      "GAAP" - See Section 1.02.

      "Governmental Authority" means any court, administrative or regulatory agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof. In addition, for purposes of this Agreement, the Nasdaq Stock Market shall be deemed a "Governmental Authority."

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnifiable Loss" - See Section 9.01(a).

      "Indemnified Party" or "Indemnified Parties"-- See Section 9.01(a).

      "Indemnifying Party" - See Section 9.01(a).

      "NEON" -- See Preamble.

      "NEON Common Stock" means the Common Stock, $.01 par value per share, of NEON.

      "NEON Entities" - NorthEast Optic Network, Inc. and NEON Communications, Inc., together.

      "Old NEON" - See Preamble.

      "NEON Opinion of Counsel" shall mean the opinion of Hale and Dorr LLP, counsel to NEON, dated as of the Closing Date, substantially in the form set forth in Exhibit 8.01(d)(i).

      "NEON Required Regulatory Approvals" means the filing and waiting period requirements relating to the HSR Act, the approval of an Additional Shares Listing Application for the Exelon NEON Shares to be filed with Nasdaq and the declaration of effectiveness by the SEC of a Registration Statement on Form S-4 relating to the Reorganization; provided, however, that such SEC approval shall not be applicable in

[Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

the event that the transactions contemplated herein are consummated in the manner set forth in Section 10 ("Alternative Transaction Structure").

      "NEON SEC Documents" means all reports, forms, statements and other documents filed by Old NEON with the Securities and Exchange Commission since July 1, 1998, and publicly available on or prior to the date of this Agreement.

      "Parent" means PECO Energy Company.

      "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, any other entity or Governmental Authority.

      "POP" or "Point of Presence" means the location where Exelon shall provide NEON approximately [ ** ] square feet of rentable built-out telecommunication space wherein NEON shall place its inter-party telecommunications equipment and ancillary equipment and wherein NEON may allow its customers to place telecommunications equipment and ancillary equipment.

      "Pre-closing Acquisition Transaction" shall have the meaning set forth in
Section 2.05(a).

      "Principal Shareholders Agreement" means that certain FiveCom, Inc. Principal Shareholders Agreement, dated as of May 28, 1998, by and among Old NEON, Northeast Utilities and Central Maine Power Company.

      "Private Letter Ruling" shall have the meaning set forth in Section 7.05.

      "Registration Rights Agreement" means the Registration Rights Agreement to be entered into among NEON, Exelon (or Exelon Capital Partners in the event that the Reorganization is not consummated prior to Closing) and CEC (or CECD in the event that the Reorganization is not consummated prior to Closing) as of the Closing Date, substantially in the form attached as Exhibit 1.01(b).

      "Reimbursable Expenses" has the meaning set forth in Section 6.01.

      "Reimbursement Agreement" means that certain letter agreement, dated as of September 30, 1999, relating to the reimbursement of the NEON Entities by Exelon and CEC of certain costs in connection with the Reorganization.

      "Related Agreements" means the System Agreement, the Reimbursement Agreement, the Stockholders' Agreement, the Registration Rights Agreement and, if the Reorganization is abandoned pursuant to Section 10 of this Agreement, the Escrow Agreement.


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

      "Reorganization"-- See Preamble.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      "Stockholders' Agreement" means that certain Stockholders' Agreement dated as of the date hereof by and among NEON, Mode 1 Communications, Inc., Northeast Utilities, Exelon (or Exelon Capital Partners in the event that the Reorganization is not consummated prior to Closing) and CEC (or CECD in the event that the Reorganization is not consummated prior to Closing) relating to, among other things, the nomination and election of a CEC designee and an Exelon designee to the Board of Directors of NEON, substantially in the form attached as Exhibit 8.01(d)(iv).

      "System Agreement" means the System Agreement to be entered into between NEON and Exelon as of the Closing Date, substantially in the form attached as
Exhibit 1.01(a).

            1.02. Accounting Terms. The accounting terms used in this Agreement and the Related Agreements shall, unless otherwise specifically provided, have the meanings customarily given them in accordance with United States generally accepted accounting principles ("GAAP") and all financial computations hereunder or under this or those agreements shall, unless otherwise specifically provided, be computed in accordance with GAAP consistently applied.

      2. Delivery of the Exelon NEON Shares; Time and Place of Closing; Consideration for Exelon NEON Shares

            2.01. Delivery of the Exelon NEON Shares. Upon the terms and subject to the satisfaction of the conditions set forth in this Agreement, at the Closing NEON will deliver the Exelon NEON Shares to Exelon, which Exelon NEON Shares shall be subject to certain restrictions in the manner set forth in
Section 2.03 of this Agreement in order to secure the obligations of Exelon for property transfers and covenants which are consideration therefor.

            2.02. Time and Place of Closing. The Closing shall take place on such date as the parties may agree, which date shall be as soon as practicable and no later than three Business Days following the date on which all the conditions set forth in Section 8 have been satisfied or waived, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts or at such other place or time as the parties may agree. The date and time at which the Closing actually occurs is referred to as the "Closing Date".


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

[Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

            2.03. Restrictions on Exelon NEON Shares.

                  (a) Immediately upon the completion of each of the following events (in no particular order, except as explicitly set forth below), Exelon shall cease to be "restricted" (as defined in (b) below) in its rights to the ownership of the Exelon NEON Shares in the percentages set forth below:

--------------------------------------------------------------------------------------------------------------------
Time of Removal of Restrictions of Shares:                                       Percentage of Shares:
--------------------------------------------------------------------------------------------------------------------
1.       At Closing                                                                         [ ** ]%
--------------------------------------------------------------------------------------------------------------------
2.       Upon the later of (i) the date on which Exelon grants an IRU in the NEON Fibers to NEON, pursuant to Section 1.1.1 of the System
         Agreement, and (ii) the Acceptance Date, as defined in Section
         1.3.3 of the System Agreement.                                                     [ ** ]%
--------------------------------------------------------------------------------------------------------------------
3.       Upon the completed transfer to NEON of  interconnection of the
         Carrier POPs and/or LSOs with Exelon's Network, pursuant to
         Article II of and Section 3.3.5 of the System Agreement. [ ** ]%
--------------------------------------------------------------------------------------------------------------------
4.       Annually on each of the first four anniversaries of the Closing, provided that all Exelon Cash Contributions have been made for the immediately preceding 12-month period, to be distributed 25%
         per year for so long as Exelon remains in compliance with                    [[ ** ]% aggregate
         Section 3.3 of the System Agreement.                                         [ ** ]% per annum)
--------------------------------------------------------------------------------------------------------------------
5.       Upon the completion of the events identified in items 2, 3 and 4
         above by Exelon.                                                                   [ ** ]%
--------------------------------------------------------------------------------------------------------------------
                                                     Total:                                 [ ** ]%
--------------------------------------------------------------------------------------------------------------------

                  (b) [Intentionally Omitted]

                  (c) The Exelon NEON Shares may not be sold, pledged, hypothecated or otherwise transferred by Exelon (except to an Affiliate) until such shares are no longer restricted in accordance with the provisions of this
Section 2.03. In addition, if by the fifth anniversary of the Final Termination Date, any Exelon NEON Shares remain restricted, Exelon (or any Affiliate to whom such shares have been transferred) shall forfeit all of its rights to such shares, and shall promptly surrender to NEON a certificate or certificates representing such shares. The term "restrictions" as used in this Agreement in reference to the Exelon NEON Shares shall refer to the restrictions set forth in this Section 2.03(c). "Restricted" shares are shares that continue to be subject to such restrictions. Exelon will be entitled to vote all Exelon NEON Shares and will be entitled to all dividends payable with respect thereto irrespective of whether such shares are restricted or unrestricted (or whether such shares are held in the name of the Escrow Agent if the Reorganization is abandoned pursuant to Section 10 of this Agreement); provided, however, that in-kind dividends declared with respect to restricted Exelon NEON Shares shall remain "restricted" until such Exelon NEON Shares become unrestricted.

                  (d) Notwithstanding the foregoing, except as provided in
Section 10.01(f) of this Agreement, and except for transfers to Affiliates, Exelon and its Affiliates shall not sell, pledge, hypothecate or otherwise transfer any Exelon NEON Shares prior to the first anniversary of the Closing Date.

                  (e) Subject to the provisions of Section 10 of this Agreement, each certificate representing the Exelon NEON Shares shall bear a restrictive legend in substantially the following form, provided that, after the first anniversary of the Closing Date, Exelon shall be entitled to have such legend removed from the certificate or certificates representing any shares which are no longer restricted in accordance with the provisions of this Section 2.03:

            "The shares represented by this Certificate are subject to certain restrictions on transfer and a right of forfeiture in favor of the Company as set forth in a Subscription Agreement, dated as of November 23, 1999, by and between the Company, its Affiliate and the holder of this Certificate, a copy of which is available from the Company or the holder of this Certificate upon request."

                  (f) The percentage of shares of NEON Common Stock and the absolute number of shares of NEON Common Stock to which Exelon shall be entitled pursuant to this Section 2.03 shall not be affected by the public trading price for NEON Common Stock.

            2.04. Consideration for the Exelon NEON Shares. In consideration of the issuance of the Exelon NEON Shares to Exelon (or to the Escrow Agent for the benefit of Exelon and the release of such shares to Exelon by the Escrow Agent in accordance with the Escrow Agreement in the event that the Reorganization is abandoned pursuant to Section 10 of this Agreement), at the Closing, Exelon shall execute and deliver the System Agreement, pursuant to which Exelon shall make all Exelon In-Kind Capital Contributions and Exelon Cash Contributions as contemplated therein, in addition to the other covenants of Exelon set forth in this Agreement and in the Related Agreements.

            2.05. Certain Rights to Acquire Additional Shares.

                  (a) If either of the NEON Entities engages in a sale or exchange of its capital stock in connection with a merger or acquisition transaction (a "Pre-closing Acquisition Transaction"), which is consummated between the date hereof and the earlier of the Closing Date and the Final Termination Date, then Exelon, on the Closing Date, may, at its option, purchase up to a number of shares of NEON Common Stock

[Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

which is equal to the product of [ ** ]% [ ** ] the total number of shares of NEON Common Stock (on a fully-diluted basis) sold in connection with such transaction. The purchase price per share of such shares shall be equal to the average closing price of the NEON Common Stock on the Nasdaq National Market for the 20 trading day period preceding the public announcement of such Pre-closing Acquisition Transaction (or, in the event that such Pre-Closing Acquisition Transaction is not publically announced, the closing date of such transaction).

                  (b) For the first [ ** ] or fewer options which Old NEON grants under its option plans to purchase shares of its Common Stock between the date of this Agreement and the Closing Date, then Exelon, on the Closing Date, may, at its election, purchase up to a number of shares of NEON Common Stock which is equal to the product of [ ** ]% [ ** ] the number of shares subject to all such options. The per share price of shares purchased by Exelon pursuant to the preceding sentence shall be the weighted average of the exercise prices per share for such options. If the Company grants more than [ ** ] options to purchase shares of its Common Stock under its option plans between the date of this Agreement and the Closing Date, then, in addition to the shares of Common Stock which Exelon is entitled to purchase on the Closing Date pursuant to the first sentence of this Subsection 2.05(b), the number of Exelon NEON Shares shall be increased at no cost to Exelon by a number of shares which is equal to the product of [ ** ]% [ ** ] the number of shares subject to such options in excess of [ ** ].

      3. Representations and Warranties of the NEON Entities. As of the date of this Agreement and the Closing Date, the NEON Entities, jointly and severally, make the representations and warranties to Exelon set forth below.

            3.01. Organization and Qualification. Each of the NEON Entities is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Each of the NEON Entities is duly qualified or licensed and in good standing to do business in each jurisdiction where the conduct of its business or the ownership, leasing or operation of its respective properties require such qualification or licensing, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not have a material adverse effect on the business of such NEON Entity.

            3.02. Authority Relative to This Agreement. Each of the NEON Entities has all necessary corporate power and authority to execute and deliver this Agreement and, as applicable, the Related Agreements and to consummate the transactions contemplated by this Agreement and such Related Agreements. The execution and delivery by each of the NEON Entities of this Agreement and the applicable Related Agreements and the consummation by each of the NEON Entities of the transactions contemplated by this Agreement and such Related Agreements have been duly and validly authorized by the Board of Directors of each of the NEON

Entities or by a committee thereof to whom such authority has been delegated and no other corporate proceedings on the part of either of the NEON Entities are necessary to authorize this Agreement or the Related Agreements or the consummation of the transactions contemplated by this Agreement or the Related Agreements. This Agreement and the Related Agreements have been duly and validly executed and delivered by the NEON Entities and, assuming that this Agreement and the Related Agreements constitute valid and binding agreements of each other party hereto and thereto, constitute valid and binding agreements of the NEON Entities, enforceable against each of the NEON Entities in accordance with their respective terms, except as set forth in the NEON Opinion of Counsel.

            3.03. Consents and Approvals; No Violation.

                  (a) Other than the NEON Required Regulatory Approvals and requisite board and stockholder approvals, no material declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority or any consent from a third party, including any bank, alliance partner, lender, investor or other Person, is necessary for the consummation by the NEON Entities, or either of them, of the transactions contemplated by this Agreement or the Related Agreements.

                  (b) Neither the execution and delivery of this Agreement or the Related Agreements by each of the NEON Entities, as applicable, nor the sale by NEON of the Exelon NEON Shares pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-laws of either of the NEON Entities, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) or constitute an event which, with or without the giving of notice, lapse of time, or both, would constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which either of the NEON Entities is a party or by which either of the NEON Entities or any of its respective properties is or may be bound or (iii) except for the NEON Required Regulatory Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of the NEON Entities or any of their respective properties.

                  (c) To the knowledge of the NEON Entities, there is no reason that Old NEON should fail to obtain the NEON Required Regulatory Approvals on or before the Closing Date.

            3.04. NEON SEC Documents. The capitalization of Old NEON, as well as its quarterly and annual balance sheets, statements of income and statements of cash flows, are disclosed in all material respects in the NEON SEC Documents in conformity with applicable SEC rules and regulations. The filed NEON SEC Documents, at the time filed with the SEC, conformed in all material respects to the then applicable requirements of the Securities Act and the Exchange Act.

            3.05. Legal Proceedings. Except as set forth in the NEON SEC Documents, there are no claims, actions, proceedings or investigations pending or, to the knowledge of each of the NEON Entities, threatened against or relating to either of the NEON Entities which would, individually or in the aggregate, be reasonably expected to create a material adverse effect on the business, operations or prospects of NEON or Old NEON.

            3.06. Capital Stock Documents. Old NEON has provided copies of or disclosed in this Agreement all material contracts contemplated by the issuance or commitment to issue any capital stock of the NEON Entities or warrants for any capital stock of the NEON Entities. Such contractual documentation is true, complete and correct in all material respects and has not been amended or supplemented in any way. Each such contract has either been fully performed in all material respects or remains in full force and effect, as the case may be except for those that have been terminated in accordance with their terms.

            3.07. Shareholders Agreement; Corporate Governance Documents. Old NEON has provided to Exelon a copy of the Principal Shareholders Agreement. To the knowledge of the NEON Entities, this copy is true, complete and correct and have not been amended or supplemented in any way and remains in full force and effect. Old NEON has provided to Exelon copies of the Certificate of Incorporation and by-laws of each of the NEON Entities. Each such copy is true, complete and correct and each such document has not been amended or supplemented and remains in full force and effect.

            3.08. Other Contracts. Except as prohibited by applicable nondisclosure obligations, Old NEON has provided to Exelon copies of (i) all material contracts for sale or lease by either or both of the NEON Entities of services or products; (ii) all material vendor contracts for sale or lease to either or both of the NEON Entities of services of products; (iii) all material contracts for maintenance, repair and/or operations; (iv) all material right-of-way, conduit or similar leases for use by either or both of the NEON Entities to deploy their respective network; and (v) all material employee contracts with either or both of the NEON Entities or any subsidiary of either of them, whether such subsidiary is direct or indirect or wholly or majority owned. Each such copy is true, complete and correct in all material respects and each such contract has not been amended or supplemented and remains in full force and effect. To the extent that either or both of the NEON Entities is prohibited from providing copies of certain material contracts as a result of contractual nondisclosure obligations, such NEON Entity shall use commercially reasonable efforts to obtain consent to release such documents to Exelon and, upon the receipt of such consent, shall promptly release copies of such documents to Exelon.

            3.09. Exelon NEON Shares. The Exelon NEON Shares, when issued and delivered to Exelon and no longer restricted in accordance with this Agreement (or when issued and delivered to the Escrow Agent and when released to Exelon in the event that the Reorganization is abandoned pursuant to Section 10 of this Agreement), will be duly and validly issued, fully paid and nonassessable, and free and clear of any preemptive rights, liens and encumbrances. Assuming the accuracy of the representations made by Exelon set forth in Section 4.04 below, the issuance and sale of the Exelon NEON Shares and any other shares of Common Stock issued to Exelon pursuant to this Agreement constitute transactions exempt from registration under the Securities Act in reliance on the exemption therefrom provided under Section 4(2) of the Securities Act.

            3.10. No Property or Business Activity other than for the Reorganization. NEON was incorporated on November 22, 1999, and, prior to the Reorganization, neither NEON nor NEON Acquisition has owned any assets (other than, in the case of NEON, its ownership of NEON Acquisition) or has engaged in any business operations other than in connection with the Reorganization.

      4. Representations and Warranties of Exelon. As of the date of this Agreement and the Closing Date, Exelon makes the representations and warranties to the NEON Entities as set forth in each Section of this Section 4.

            4.01. Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. It is a wholly-owned subsidiary of Parent.

            4.02. Authority Relative to this Agreement. It has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and, subject to the Exelon Required Regulatory Approvals, to consummate the transactions contemplated hereby and thereby. Its execution and delivery of this Agreement and the Related Agreements and its consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Exelon or by a committee thereof to which such authority has been delegated and no other proceedings on its part are necessary to authorize this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby. It has duly and validly executed and delivered this Agreement and the Related Agreements and, assuming that this Agreement and the Related Agreements constitute valid and binding agreements of each other party thereto, then this Agreement and the Related Agreements constitute valid and binding agreements, enforceable against it in accordance with their respective terms, except as set forth in the Exelon Opinion of Counsel.

            4.03. Consents and Approvals.

                  (a) Other than the Exelon Required Regulatory Approvals, no material declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary to be made or obtained by Exelon for its consummation of the transactions contemplated by this Agreement or the Related Agreements.

                  (b) Neither its execution and delivery of this Agreement or the Related Agreements nor its exchange of the Exelon NEON Shares pursuant to this Agreement will (i) conflict with or result in any breach of any provision of its Articles of Incorporation or By-laws, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation or by which it or any of its properties is or may be bound or (iii) except for the Exelon Required Regulatory Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or its properties.

                  (c) To the knowledge of Exelon, there is no reason that Exelon should fail to obtain the Exelon Required Regulatory Approvals.

            4.04. Acquisition of Shares Solely for Investment. Exelon is acquiring the Exelon NEON Shares and all other shares of Common Stock issuable to Exelon pursuant to this Agreement for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such shares in violation of the Securities Act or any rule or regulation under the Securities Act.

      5. Covenants of the NEON Entities

            5.01. Conduct of Business between the Date of the Agreement and the Closing Date. From the date of this Agreement through and including the Closing Date, each of the NEON Entities agrees to operate their respective business and conduct their respective operations in the ordinary course consistent with their past practice.

            5.02. Deliver Exelon NEON Shares at Closing. At the Closing and upon the terms and subject to the satisfaction of the conditions in this Agreement, NEON agrees to deliver the Exelon NEON Shares to Exelon (or to the Escrow Agent in the event that the Reorganization is abandoned pursuant to Section 10 of this Agreement).

            5.03. Directors' and Officers' Insurance. Each of the NEON Entities agrees to provide directors' and officers' liability insurance coverage for any Exelon-appointed director who is on the Board of Directors of NEON. The NEON Entities agree that this liability insurance coverage shall be for a minimum of $10 million and shall apply to specified claims as listed in such coverage documents, preliminary copies of which shall be delivered by the NEON Entities to Exelon prior to the Closing against any such person in respect of his or her service on the NEON Board of Directors including any claim(s) made following the final date of service for such person on the NEON Board of Directors. The NEON Entities shall not take any action that would void or cancel such liability insurance coverage at any time during the tenure of any director designated by Exelon and for a period of seven years thereafter without the prior written consent of such director. Any Exelon-appointed director shall be a third party beneficiary for the purpose of this Section 5.03.

            5.04. [Intentionally Omitted]

            5.05. Right of First Refusal.

                  (a) From and after the Closing Date, each of the NEON Entities shall not sell or agree to sell any shares of its capital stock in connection with any private placement of debt or equity securities (not including a private placement pursuant to Rule 144A under the Securities Act) which is intended solely to finance operations of the NEON Entities (a "Money Raising Transaction"), unless in each such case the NEON Entities shall have first complied with this Section.

                  (b) Each of the NEON Entities shall deliver to Exelon a written notice of any proposed Money Raising Transaction which shall (i) identify and describe the price and other terms upon which the securities (the "Offered Securities") are to be offered, (ii) identify the persons or entities to which the Offered Securities are to be sold and (iii) offer to sell to Exelon such portion of the Offered Securities as the aggregate number of shares of capital stock then held by Exelon bears to the total number of shares of NEON Common Stock then currently outstanding on a fully-diluted basis (excluding shares authorized but unissued under employee stock plans of Old NEON) (the "Written Offer"). Exelon shall have the right for a period of 20 days following delivery of the Written Offer (the "Acceptance Period") to notify the applicable NEON Entity of its intent to purchase, at the price and upon the other terms specified in the Written Offer, some or all of the number of the Offered Securities which it is entitled to purchase under this Section 5.05(b).

                  (c) To accept a Written Offer, in whole or in part, Exelon must deliver a written notice to the applicable NEON Entity prior to the expiration of the Acceptance Period, which notice shall set forth the amount of Offered Securities that Exelon elects to purchase (an "Acceptance Notice"). In the event that the applicable NEON Entity does not receive an Acceptance Notice from Exelon prior to the expiration of the Acceptance Period, such NEON Entity may, at its option, consummate the Money Raising Transaction on substantially the terms set forth in the Written Offer without further obligation to Exelon under this Section 5.05.

                  (d) Exelon's right to participate in a Money Raising Transaction pursuant to this Section shall not apply to transactions which are not intended solely to raise cash ("Excluded Transactions"). Excluded Transactions shall include, without limitation, transactions involving the creation of strategic business relationships, transactions under stock incentive plans of either of the NEON Entities and transactions in which either of the NEON Entities' securities are to be issued in consideration of services or other non-cash consideration.

                  (e) The provisions of this Section 5.05 shall terminate in their entirety upon the earlier of (a) the sale of all or substantially all of the assets or outstanding capital stock of NEON, or a merger involving NEON wherein the stockholders of NEON immediately prior to such merger no longer hold at least 50% of the outstanding capital stock of NEON after such merger, and
(b) the date on which Exelon shall hold less than one half of the percentage of the outstanding shares of the NEON Common Stock (and all other classes of NEON's capital stock carrying voting rights) beneficially owned by Exelon or CEC (or their respective Affiliates), whichever is lower, on the Closing Date.

            5.06. [Intentionally Omitted]

            5.07. Pre-Closing Disclosure of Material Events. In the event that either or both of the NEON Entities intend to become a party to a transaction involving a merger, acquisition or disposition of assets and/or stock (an "M&A Transaction") prior to Closing, the NEON Entities shall provide Exelon with prior notice of such transaction, although such NEON Entity or Entities shall not be required to obtain Exelon's approval prior to engaging in any M&A Transaction. In the event that either or both of the NEON Entities enter into an M&A Transaction in which such NEON Entity or Entities are not surviving entities, such NEON Entity or Entities shall obtain from the entity surviving such transaction a written agreement obligating such entity to assume the obligations of such NEON Entity or Entities under this Agreement and the Related Agreements, which agreement shall be executed and delivered to Exelon concurrently with the closing of such M&A Transaction.

            5.08. Nasdaq Listing. The NEON Entities shall use their best efforts to list, subject to notice of issuance, the Exelon NEON Shares on the Nasdaq Stock Market.

            5.09. Tax Reporting. The NEON Entities shall, in a manner consistent with applicable law, (i) report all contributions of property by Exelon to NEON pursuant to the System Agreement as transfers to a controlled corporation qualifying for treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) determine the tax basis in the assets so contributed by Exelon to NEON in accordance with the provisions of the Code and treasury regulations as applicable to an exchange to which Section 351 of the Code applies.

            5.10. Prohibited Actions Pending the Closing. Unless otherwise provided for herein or approved by Exelon in writing, from the date hereof until the Closing Date, neither of the NEON Entities shall:

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws, except as contemplated by this Agreement;

                  (b) cease to be engaged in the businesses in which it is presently engaged or enter into any material new line of business not contemplated by their respective business plans previously provided to Exelon and not related to the provision of telecommunications services;

                  (c) take any action prior to the Closing Date which would result in any of the conditions set forth in Article VIII not being satisfied on the Closing Date;

                  (d) assume, guarantee or otherwise become responsible for the obligations of any other party, or agree to do so, except in connection with indebtedness permitted by clause (a) above or otherwise consistent with past practice; or

                  (e) sell or agree to sell any shares of its capital stock in connection with any Money Raising Transaction.

            5.11. Additional Actions Pending the Closing. For a period ending on the earlier of 120 days following the date of this Agreement or the Closing Date, neither of the NEON Entities shall take any of the following actions without the prior written consent of Exelon, which consent shall not be unreasonably withheld or delayed:

                  (a) authorize or incur any additional debt for money borrowed, or incur additional debt other than (i) intercompany loans or (ii) trade debt or borrowing consistent with past practice under existing credit arrangements;

                  (b) except in connection with indebtedness permitted pursuant to clause (a) above, and except for purchase money security interests granted in the ordinary course of business, mortgage, pledge or subject to lien or other encumbrance any of its properties or agree to do so; or

                  (c) except as contemplated by Section 5.07 above, enter into or agree to enter into any material agreement, contract or commitment other than employment, equipment purchase, sales, service, construction, fiber optic facilities and services or license agreements entered into in the ordinary course of business.

            5.12. Completion of the Reorganization. Old NEON shall use its best efforts to complete the Reorganization immediately prior to the Closing.

            5.13. Survival of Certain Covenants. The Covenants of the NEON Entities set forth in Sections 5.03, 5.05, 5.06 and 5.09 shall survive the Closing.

[Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

      6. Reimbursement of Reorganization Costs. In further consideration of the transactions contemplated by this Agreement and the Related Agreements, Exelon agrees to reimburse Old NEON for [ ** ]% of all reasonable legal, accounting and other fees and disbursements incurred by the NEON Entities relating to the Reorganization (the "Reimbursable Expenses") that are actually incurred by the NEON Entities from and after April 1, 1999 until the Closing Date, except to the extent that such Reimbursable Expenses have been paid by Exelon prior to the execution of this Agreement, and in any event regardless of whether the Reorganization is abandoned pursuant to Section 10 of this Agreement. The obligation of Exelon to pay such Reimbursable Expenses, while based on actual costs incurred by the NEON Entities, shall not exceed $ [ ** ], without the prior written consent of Exelon. The Reimbursable Expenses have been estimated, for budgetary purposes and not in limitation of the reimbursement obligations set forth in this Section 6, to be $ [ ** ] in the aggregate, as follows:

                  (a) Costs incurred from April 1, 1999 to the execution of this Agreement, approximately $ [ ** ], consisting of $ [ ** ] of legal fees and
$ [ ** ] in auditor/accounting fees; and

                  (b) Costs incurred from the execution of this Agreement through the Closing Date, approximately $ [ ** ], consisting of printing costs (including the registration statement on Form S-4) of $ [ ** ], legal fees of $ [ ** ], auditor/accounting fees of $ [ ** ], travel and entertainment expenses for a public information road show in Boston, New York, Philadelphia and elsewhere of $ [ ** ], filing and other costs relating to Nasdaq of $ [ ** ] and SEC filing expenses of $ [ ** ].

      Upon receipt from either of the NEON Entities of written evidence of the payment of Reimbursable Expenses, Exelon shall reimburse Old NEON in full within 30 days of receipt of such evidence, subject to the aggregate limitation set forth above. This Section 6 shall supersede all prior agreements between Exelon and the NEON Entities with respect to the subject matter hereof and neither of the NEON Entities shall be entitled to any duplicate recovery in respect of any of the foregoing expenses.

      7. Covenants of Exelon and NEON.

            7.01. Consents and Approvals. Exelon and the NEON Entities agree to cooperate and assist one another in obtaining all required consents and approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement and the Related Agreements. Such consents and approvals include but are not necessarily limited to the NEON Required Regulatory Approvals and the Exelon Required Regulatory Approvals. The cooperation required under this Section shall be at the expense of the party required to obtain such consent or approval as a condition to the Closing.

            7.02. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, as soon as possible, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Related Agreements, including using its best efforts to ensure satisfaction of the conditions precedent to each party's obligations under this Agreement.

            7.03. Public Statements. The parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement, the Related Agreements or the transactions contemplated hereby or thereby and shall not issue any such public announcement, statement or other public disclosure prior to such consultation, except as may be required by law or based upon advice of counsel. Neither of the NEON Entities shall use Exelon's name, logo trademark or service mark in any public advertisement without Exelon's prior written approval, which approval shall not be unreasonably withheld or delayed.

            7.04. [Intentionally Omitted]

            7.05. Agreement Regarding Private Letter Ruling. The NEON Entities and Exelon agree to cooperate and assist one another in obtaining a private letter ruling, addressed to each of them, from the Internal Revenue Service to the effect that (i) the Reorganization and the Contribution Transactions qualify as exchanges under Section 351 of the Code as to each of Exelon and the stockholders of Old NEON and/or (ii) the Reorganization will qualify as a tax-free transaction under Section 368(a)(2)(E) of the Code (the "Private Letter Ruling").

      8. Conditions Precedent to Closing.

            8.01. Conditions Precedent to Exelon Obligations.

                  The obligation of Exelon to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver) on or prior to the Closing Date of each of the following conditions:

                  (a) the representations and warranties of the NEON Entities shall be true and correct on the Closing Date as if made at and as of such date;

                  (b) the NEON Entities shall have performed the covenants and agreements contained in this Agreement and in each of the Related Agreements which are required to be performed by each of them on or prior to the Closing Date;

                  (c) the NEON Entities shall have executed and delivered certified copies of (i) resolutions of their respective Board of Directors (and, if necessary, the stockholders) authorizing the transactions contemplated by this

Agreement and the Related Agreements, (ii) their respective Certificates of Incorporation and By-laws and (iii) such other supporting documents and certificates as Exelon may reasonably request;

                  (d) Exelon shall have received

                        (i) the NEON Opinion of Counsel,

                        (ii) a certificate of an authorized officer of NEON, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions imposed on NEON by paragraphs (a), (b) and (c) above have been satisfied,

                        (iii) a certificate of an authorized officer of Old NEON, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions imposed on Old NEON by paragraphs (a), (b) and (c) above have been satisfied, and

                        (iv) a copy of each of the Related Agreements executed by each of the parties thereto, which condition may not be waived prior to the date that is one Business Day prior to the Final Termination Date;

                  (e) no preliminary or permanent injunction or other order or decree by any Federal or state court of competent jurisdiction and no statute or regulation enacted by any Governmental Authority prohibiting the consummation of the exchange of the Exelon NEON Shares or any of the other transactions contemplated by this Agreement or any of the Related Agreements shall be in effect;

                  (f) subject to the provisions of Section 8.03 of this Agreement, the NEON Required Regulatory Approvals and the Exelon Required Regulatory Approvals shall have been obtained and all conditions to their effectiveness prescribed therein or otherwise by law, regulation or order shall have been satisfied; provided, however, that if the Exelon Required Regulatory Approvals and/or the NEON Required Regulatory Approvals are available only on terms that materially adversely change the economic benefit to Exelon of the contemplated transaction, then such Exelon Required Regulatory Approvals and/or NEON Required Regulatory Approvals shall be deemed not to have been obtained and the condition set forth in this subsection shall be deemed to be unsatisfied, whereupon Exelon may elect to terminate this Agreement and provide prompt written notice of such termination to the NEON Entities;

                  (g) subject to the provisions of Section 10 of this Agreement, the Reorganization, as described in the Preamble, shall have been completed immediately prior to the Closing;

[Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

                  (h) the Board of Directors of NEON shall have taken all action necessary to elect Exelon's designee to the Board of Directors of NEON, effective as of the consummation of the transactions contemplated by this Agreement; and

                  (i) the Exelon NEON Shares shall have been approved as additional shares of NEON Common Stock for listing upon notice of issuance on the Nasdaq Stock Market.

            8.02. Conditions Precedent to the NEON Entities' Obligations.

                  The obligation of the NEON Entities to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver) on or prior to the Closing Date of each of the following conditions:

                  (a) the representations and warranties of Exelon shall be true and correct on the Closing Date as if made at and as of such date;

                  (b) Exelon shall have performed the covenants and agreements contained in this Agreement and in each of the Related Agreements which are required to be performed by it on or prior to the Closing Date;

                  (c) Exelon shall have executed and delivered certified copies of (i) resolutions of the Board of Directors (and, if necessary, the stockholders) of Exelon authorizing the transactions contemplated by this Agreement and the Related Agreements, (ii) its Articles of Incorporation and By-laws and (iii) such other supporting documents and certificates as the NEON Entities may reasonably request;

                  (d) NEON shall have received

                        (i) the Exelon Opinion of Counsel,

                        (ii) a certificate from an authorized officer of Exelon, dated as of the Closing Date, to the effect that to the best of such officer's knowledge the conditions imposed on such party by paragraphs (a), (b) and (c) above have been satisfied,

                        (iii) all requisite stockholder approvals relating to the contemplated transaction, including without limitation approval of any applicable registration statement,

                        (iv) subject to the provisions of Section 10 of this Agreement, a one-time cash payment from Exelon in the amount of $ [ ** ], and

                  (e) no preliminary or permanent injunction or other order or decree by any Federal or state court of competent jurisdiction and no statute or regulation enacted by any Governmental Authority prohibiting the consummation of the exchange of the Exelon NEON Shares or any of the other transactions contemplated by this Agreement or any of the Related Agreements shall be in effect;

                  (f) subject to the provisions of Section 8.03 of this Agreement, the NEON Required Regulatory Approvals and the Exelon Required Regulatory Approvals shall have been obtained and all conditions to their effectiveness prescribed therein or otherwise by law, regulation or order shall have been satisfied; provided, however, that if the Exelon Required Regulatory Approvals and/or the NEON Required Regulatory Approvals are available only on terms that materially adversely change the economic benefit to the NEON Entities of the contemplated transaction, then such Exelon Required Regulatory Approvals and/or NEON Required Regulatory Approvals shall be deemed not to have been obtained and the condition set forth in this subsection shall be deemed to be unsatisfied, whereupon Old NEON may elect to terminate this Agreement and provide prompt written notice of such termination to Exelon; and

                  (g) subject to the provisions of Section 10 of this Agreement, the Reorganization, as described in the Preamble, shall have been completed immediately prior to the Closing.

      9. Indemnification and Third Party Claims

            9.01. Indemnification.

                  (a) Each party will indemnify and hold harmless the other party and its Affiliates and their respective directors, officers, employees and agents (including such other party, individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all claims, demands or suits by any person, and all losses, liabilities, damages, obligations, payments, costs, taxes and expenses (including reasonable legal fees and expenses and including costs and expenses incurred in connection with investigations and settlement proceedings) (each, an "Indemnifiable Loss"), as incurred, asserted against or suffered by any Indemnified Parties relating to, resulting from or arising out of:

                        (i) any breach by a party of any covenant or agreement of that party contained in this Agreement or the representations and warranties of that party; or

                        (ii) any breach by a party of any Related Agreement to which it is a party.

                  If the amount of any Indemnifiable Loss, at any time subsequent to the making of any indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, will promptly be repaid by the Indemnified Party to the party required to provide indemnification hereunder (the "Indemnifying Party") with respect to such Indemnifiable Loss.

                  (b) To the fullest extent permitted by law, no Indemnifying Party shall be liable to any Indemnified Party for any claims, demands or suits for consequential, incidental, special, exemplary, punitive, indirect or multiple damages connected with or resulting from any breach of this Agreement or any of the Related Agreements (other than breach of this Section 9), or any actions undertaken in connection with or applicable hereto or thereto.

                  (c) Other than as set forth in Section 9.03, the rights and remedies of each party under this Section 9 are, as between and among the parties, exclusive and in lieu of any and all other rights and remedies which that party may have under this Agreement and the Related Agreements or otherwise for monetary relief with respect to (i) any breach of, or failure to perform, any covenant or agreement set forth in this Agreement or the Related Agreements by any party or (ii) any breach of any representation or warranty by any party. Each party agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which any party may have under this Agreement or the Related Agreements or otherwise limit or affect any party's right to seek equitable relief, including the remedy of specific performance.

                  (d) The parties agree that, notwithstanding Section 9.01(c), each party shall retain, subject to the other provisions of this Agreement all remedies at law or in equity with respect to fraud or willful or intentional breaches of this Agreement or the Related Agreements.

                  (e) Exelon (on the one hand) and the NEON Entities, jointly and severally (on the other hand), shall indemnify and hold harmless the other party and its Affiliates from and against any and all claims of brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement or the Related Agreements by reason of any action taken by the other party.

            9.02. Third Party Claims Procedures.

                  (a) If any Indemnified Party receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any person who is not a party or an Affiliate of a party (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 10 Business Days after the Indemnified Party's receipt of notice of such Third Party Claim; provided, however, that a failure to give timely notice will not affect the rights or obligations of any Indemnified Party except if, and only to the extent that, as a result of such failure, the Indemnifying Party was materially prejudiced. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable of the Indemnifiable Loss that has been or may be sustained by the Indemnified Party.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party; and provided further that the Indemnifying Party first admits in writing its liability to the Indemnified Party with respect to all material elements of such claim. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (ii) not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent and
(iii) agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnified Party completely in connection with such Third Party Claim. In the event the Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Indemnifying Party of the terms of the proposed settlement and the Indemnifying Party will promptly reimburse the Indemnified Party upon written request. Anything contained in this Agreement to the contrary notwithstanding, no Indemnifying Party shall be entitled to assume the defense of any Third Party Claim if such Third Party Claim seeks an order, injunction or other equitable relief or relief for other than monetary damages against the Indemnified Party which, if successful, would materially adversely affect the business of the Indemnified Party.

            9.03. Other Remedies. In the event that Exelon fails to make any In-Kind Contribution as required by the System Agreement, Exelon agrees to reimburse NEON for any penalties paid to NEON's customers as a direct result of such failure; provided, however, Exelon shall only be required to reimburse NEON for such penalties incurred by NEON after the expiration of eight months after Exelon obtains all Exelon Required Regulatory Approvals or September 1, 2000, whichever is later, and -no such penalties incurred

[Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

prior to such date. Notwithstanding the preceding sentence, Exelon shall not be obligated to reimburse NEON if, and only to the extent that, it becomes impossible for Exelon to so perform as a result of a Force Majeure (as defined in the System Agreement). 9.04. Limitation of Liability. Under no circumstance shall the aggregate of (1) Exelon's liability to NEON in connection with the transactions contemplated by this Agreement, the System Agreement and all of the Related Agreements, and (2) Parent's liability under Section 12.12 of this Agreement and Section 7.17 of the System Agreement, exceed $ [ ** ].

            10. Alternative Transaction Structure.

      10.01. Failure to Obtain Private Letter Ruling. In the event that the Internal Revenue Service clearly indicates orally or in writing to both parties either that it is unwilling to render all or any part of the Private Letter Ruling or that it believes that the Reorganization and the Contribution Transaction will not qualify as exchanges under Section 351 of the Code as to either Exelon or the stockholders of Old NEON or that the Reorganization will not qualify as a tax-free transaction under Section 368(a)(2)(E) of the Code, or at the mutual election of Exelon and NEON, then :

                  (a) NEON shall not be required to effect the Reorganization;

                  (b) NEON shall not be required to perform the covenants set forth in Section 5.09;

                  (c) Exelon shall not be required to make the cash payment to NEON pursuant to Section 8.02(d)(iv);

                  (d) Exelon and Old NEON shall be obligated to consummate the transactions contemplated by this Agreement, provided that all conditions precedent to such parties obligations (except those set forth in Sections 8.01(g) and 8.02(g)) have been satisfied;

                  (e) in lieu of the provisions relating to the restrictions on the NEON Shares set forth in Section 2.03 of this Agreement, at the Closing, NEON shall deliver the Exelon NEON Shares to the Escrow Agent for the benefit of Exelon, the parties will enter into the Escrow Agreement at the Closing, and, no later than three days following the completion of the events set forth in
Section 2.03(a) (in no particular order, except as explicitly set forth therein), NEON shall cause the Escrow Agent to release to Exelon the respective percentages of Exelon NEON Shares set forth in Section 2.03(a);

                  (f) Notwithstanding the provisions of Section 2.05 of this Agreement, prior to the first anniversary of the Closing Date, Exelon shall be entitled to sell a number of Exelon NEON Shares having a value equal to the tax obligations payable by it prior to the first anniversary of the Closing Date as a result of the transactions contemplated by this Agreement and the Related Agreements, up to the number of Exelon NEON Shares then released to Exelon under the terms of this Agreement and the Escrow Agreement (the "Tax Shares"). Credit Suisse First Boston, or such other investment bank of national standing as NEON may elect (in either case, the "Default Investment Bank"), shall act as the broker for any such sale of Tax Shares; provided, however, that Exelon shall have the right to select another investment bank of national standing (an "Alternative Investment Bank") to effect the sale of Tax Shares, if (i) the aggregate fees and commissions imposed by the Alternative Investment Bank are materially less than the fees quoted by the Default Investment Bank, and (ii) the Default Investment Bank has been offered the opportunity to meet such level of fees and commissions quoted by such Alternative Investment Bank but is unwilling to meet such terms. Any such sale or sales of Tax Shares shall be made in a manner that will, in the reasonable judgment of NEON, avoid disruption of the market for NEON Common Stock. On each occasion that Exelon desires to sell any Tax Shares pursuant to this Section 10.01(e), it shall give written notice to NEON of its desire to do so, which written notice shall set forth, in reasonable detail, the calculation of the taxes due, the number of Tax Shares, the date that such taxes are due, and the proposed method of disposition of the Tax Shares. Exelon shall not sell any Tax Shares until it has received NEON's written consent to such sale, which consent shall not be unreasonably withheld, conditioned or delayed. If requested by Exelon, NEON shall promptly file and have declared effective a Registration Statement on Form S-3 (if NEON is then eligible to use such form) covering the resale of the Tax Shares. Such registration shall be subject to the terms and conditions of the Registration Rights Agreement, provided however that such registration shall not count as a demand registration under Section 2.1(a) of the Registration Rights Agreement; and

                  (g) In lieu of the restrictive legend provided in Section 2.03, each certificate representing the Exelon NEON Shares shall bear a restrictive legend in substantially the following form, provided that, after the first anniversary of the Closing Date, Exelon shall be entitled to have such legend removed from the certificate or certificates representing any shares which have been released by the Escrow Agent consistent with the terms of the Escrow Agreement:

            "The shares represented by this Certificate are subject to certain restrictions in favor of the Company as set forth in a Subscription Agreement, dated as of November 23, 1999, by and between the Company, its Affiliate and Exelon Capital Partners, Inc., and in an Escrow Agreement, dated as of _________________, by and among the Company and Exelon Corporation and State Street Bank and Trust Company."

            10.02. References to NEON Entities. In the event that the Reorganization is abandoned pursuant to this Section 10, then references herein and in the Related Agreements to the NEON Entities or any entities affiliated with NEON shall refer to Old NEON only, as the context requires.

      11. Termination

            11.01. Mutual Termination. This Agreement may be terminated at any time prior to the Closing by an instrument in writing signed on behalf of each of the parties.

            11.02. Termination Date. This Agreement may be terminated by any party if the Closing shall not have occurred on or before the six-month anniversary of the date on which the request for the Private Letter Ruling is filed with the IRS (the "Final Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 11.02 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

      12. Miscellaneous Provisions

            12.01. Expenses. Except to the extent specifically provided herein and in the Reimbursement Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

            12.02. Amendment and Modification; Extension; Waiver. This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the parties. Either party may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            12.03. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation and accompanied by another manner of giving notice provided in this Section) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      if to NEON or Old NEON, to:

            NorthEast Optic Network, Inc.
            2200 West Park Drive
            Westborough, MA  01581
            Attention:  President
            Facsimile Number:  (508) 616-7895

      with a copy to:

            Hale and Dorr LLP
            60 State Street
            Boston, MA  02109
            Attention:  Alexander A. Bernhard, Esq.
            Facsimile Number:  (617) 526-5000

      if to Exelon or Exelon Capital Partners, to:

            Exelon Corporation
            2301 Market Street
            Philadelphia, PA 19101
            Attention: President
            Facsimile: (215) 841-6374

            Exelon Capital Partners, Inc.
            c/o Corporation Trust Company
            1209 Orange Street, Corporate Trust Center
            Wilmington, DE 19801
            Facsimile: (302) 655-5049

      with a copy to:

            PECO Law Department
            2301 Market Street, 23rd Floor
            Philadelphia, PA  19101
            Attention:  John Halderman
            Facsimile Number:  215-841-4474

      12.04. Assignment; No Third Party Beneficiaries.

                  (a) Neither Party shall assign its rights or obligations under this Agreement to any third person or entity (except an Affiliate of such Party) without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed; provided, however, that Exelon may assign its right to receive the

Exelon NEON Shares (but not including any other right or obligation of Exelon hereunder or under any of the Related Agreements, except to the extent expressly provided herein or therein) to Exelon Capital Partners, a wholly-owned subsidiary of PECO Energy Company, or any other Affiliate. Subject to the foregoing, this Agreement and the Related Agreements and all of the provisions hereof shall be binding upon and inure to the benefit of Exelon and the NEON Entities and their respective successors and assigns.

                  (b) Nothing in this agreement is intended to confer upon any other person except the parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person, except as explicitly contemplated in Section 5.03.

            12.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

            12.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            12.07. Interpretation. When a reference is made in this Agreement to a Section, Subsection, Exhibit, Schedule or Appendix, such reference shall be to a Section or Subsection of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in the Related Agreements and any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            12.08. Jurisdiction and Enforcement. Each of the parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of Delaware and (ii) the United States District Court of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agreed to commence any action, suit or proceeding relating hereto either in the United States District Court of Delaware or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of Delaware. Each of the parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such party in Section 12.03 (or such other address specified by such party from time to time pursuant to Section 12.03) shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of Delaware, or (ii) the United States District Court of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            12.09. Entire Agreement. This Agreement and the Related Agreements including the Exhibits, Schedules, Appendices, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby, together with the Confidentiality Agreements, embody the entire agreement and understanding of the parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement and the Related Agreements supersede all prior agreements and understandings between or among the parties or any of the parties with respect to the transactions contemplated hereby and thereby, other than the Confidentiality Agreements which remain in effect according to the terms and conditions set forth therein.

            12.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            12.11. Conflicts. Except as expressly otherwise provided herein or therein, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of any Related Agreement, the terms of this Agreement shall prevail.

            12.12. Guaranty of Exelon's Obligations. Parent unconditionally guaranties the due and prompt payment, but not the performance, of all of Exelon's obligations set forth in this Agreement. The parties agree that Parent does not guaranty the performance of Exelon's obligations set forth in this Agreement, including, without limitation, the performance of any actions requiring any Governmental Authority consent or approvals. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guarantied obligation by any other party or any other act or event which might otherwise operate as a legal or equitable discharge of Parent under this Section 12.12. This guaranty is in no way conditioned upon any requirement that either or both of the NEON Entities first attempt to collect or enforce any guarantied obligation from or against Exelon, provided however, that such NEON Entity or Entities has first requested payment, has not refused payment, and has not received payment within 30 days from Exelon. So long as any obligation of Exelon to either or both of the NEON Entities remains unpaid or undischarged, Parent hereby waives (but only with respect to such NEON Entity or Entities and not as to any other parties) all rights to subrogation arising out of any payment by Parent under this Section
12.12. Parent hereby waives all special suretyship defenses, and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted to be taken by either or both of the NEON Entities or Exelon and, generally, all demands and notices of every kind in connection with this Section 12.12. If any of the waivers set forth in this Section 12.12 is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law. This guaranty is subject to the limitations of liability set forth in Section 9.04 of this Agreement.

            12.13. Force Majeure. The pre-closing and post-closing obligations of the Parties under this Agreement are subject to, and neither party shall be in default under this Agreement due to, any Force Majeure. For purposes of this Agreement, "Force Majeure" means any failure or delay in performance which, by exercise of due foresight by the party affected could not reasonably have been expected to avoid and, which by exercise of due diligence, such party shall be unable to overcome during the period while such party shall continue to exercise due diligence, and that is caused by strike or other labor problems; accidents; acts of God; fire; flood; adverse weather conditions; material or facility shortages or unavailability not resulting from such party's failure to timely place orders therefor; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions after the date of this Agreement (but not related to the obtaining or maintaining of the Required Rights (as defined in the System Agreement)); condemnation or the exercise of rights of eminent domain; or war, acts of war (whether declared or undeclared), terrorism or civil disorder. Neither party shall, however, be relieved of liability for failure of performance due to a claimed Force Majeure hereunder if such failure is due to causes arising out of its own gross negligence or to removable or remediable causes that it fails to remove or remedy with reasonable dispatch. Any party affected by an event of

Force Majeure shall promptly notify the other party of any occurrence or condition which in the affected party's reasonable opinion warrants an extension of time for the performance of any obligation under this Agreement. Such notice must be submitted in writing to the other party within five days or such sooner date as is practicable after the delay is know to the affected party, or shall, in the exercise of reasonable diligence, become known. Such notice shall specify in detail the anticipated length of the delay, the cause of the delay, and a timetable by which any remedial measures shall be implemented. Failure to provide such notice within such period shall constitute a waiver of any claim of Force Majeure.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

Exelon Corporation                        NorthEast Optic Network, Inc.

By:                                       By:  /s/ Vincent C. Bisceglia
   ---------------------------------           ---------------------------------
Name:                                     Name:  Vincent C. Bisceglia
     -------------------------------             -------------------------------
Title:                                    Title: Chairman & CEO
      ------------------------------             -------------------------------


NEON Communications, Inc.

By: /s/ Vincent C. Bisceglia
    --------------------------------
Name:  Vincent C. Bisceglia

Title: Chairman & CEO

In accordance with and subject to the terms of Section 12.12 of this Agreement, the obligations of Exelon Corporation are hereby irrevocably guarantied in full.

PECO Energy Company

By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------

COUNTY OF ___________________       )
                                    )     ss.
STATE OF _____________________      )

      Before me, the undersigned Notary Public, in and for said County and State, personally appeared the above-named ________________________, known to me to be the _______________ of NorthEast Optic Network, Inc., who, being duly sworn, acknowledged that he/she did sign the above instrument and that the same is her free act and deed.

      WITNESS my hand and official seal this 23rd day of November, 1999.

                                          Notary Public
                                          My Commission Expires:________________

COUNTY OF ___________________       )
                                    )     ss.
STATE OF _____________________      )

      Before me, the undersigned Notary Public, in and for said County and State, personally appeared the above-named ________________________, known to me to be the _______________ of NEON Communications, Inc., who, being duly sworn, acknowledged that he/she did sign the above instrument and that the same is her free act and deed.

      WITNESS my hand and official seal this 23rd day of November, 1999.

                                          Notary Public
                                          My Commission Expires:________________

COUNTY OF ___________________       )
                                    )     ss.
STATE OF ____________________       )

      Before me, the undersigned Notary Public, in and for said County and State, personally appeared the above-named __________________, known to me to be the _______________ of Exelon Corporation, who, being duly sworn, acknowledged that he/she did sign the above instrument and that the same is her free act and deed.

      WITNESS my hand and official seal this 23rd day of November, 1999.

                                          Notary Public
                                          My Commission Expires:________________

COUNTY OF ___________________       )
                                    )     ss.
STATE OF _____________________      )

      Before me, the undersigned Notary Public, in and for said County and State, personally appeared the above-named __________________, known to me to be the _______________ of PECO Energy Company, who, being duly sworn, acknowledged that he/she did sign the above instrument and that the same is her free act and deed.

      WITNESS my hand and official seal this 23rd day of November, 1999.

                                          Notary Public
                                          My Commission Expires:________________